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                                  EXHIBIT 4.3
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                                                                 Draft of 5/5/95


                        [FORM OF FACE OF DEBT SECURITY]

[If the Security is to be a Book-Entry Debt Security, insert -- This Security is a Book-Entry Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER.]


                       PIEDMONT NATURAL GAS COMPANY, INC.

                 [Insert Designation of Securities and Series]



No.                                                              $
    ----------                                                     ------------
CUSIP No.
          ------

         PIEDMONT NATURAL GAS COMPANY, INC., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [If the Security is to be a Book-Entry Debt Security, insert -- Cede & Co., as nominee for The Depository Trust Company] [_______________________________________________________________________________
__], or registered assigns, the principal sum of ______________________________
___________________  on _________________________________________________
[If the Security is to bear interest prior to maturity, insert -- , and to pay interest thereon from __________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________ and ________ in each year (each an "Interest Payment Date"), commencing ______, at the rate of __% per annum, until the principal hereof is paid or made available for payment [If applicable insert -- , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest]. [The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security is registered at the close of business on the Record Date for such interest, which shall be the ________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the person in whose name this Security is registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 15 days
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prior to such subsequent record date, such subsequent record date to be not less than five days preceding the date of payment of such default interest or in any other lawful manner acceptable to the Trustee. Except as otherwise stated above with respect to default interest, the person in whose name this Security is registered at the close of business on the Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such date notwithstanding the cancellation of this Security upon any registration of transfer or exchange hereof subsequent to such Record
Date and prior to such Interest Payment Date].

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at stated maturity and in such case the overdue principal of this Security shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of _____% per annum (to the extent that payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

         Payment of the principal of and premium, (if any) and [if applicable, insert -- any such] interest on this Security will be made at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert -- ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Security Register].

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.





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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

Dated:               , 199
       --------------     -

                                              PIEDMONT NATURAL GAS COMPANY, INC.
[CORPORATE SEAL]

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

Attest:


By:
   -----------------------------------
          [Assistant] Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                               CITIBANK, N.A.,
                                                     As Trustee


                                               By:
                                                  -----------------------------
                                                       Authorized Signatory





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                       [FORM OF REVERSE OF DEBT SECURITY]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1993, between Piedmont Natural Gas Company, Inc., a New York corporation (the "Predecessor Company"), and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of February 25, 1994, between the Company, the Predecessor Company and the Trustee (herein collectively called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $_________].

         [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert -- (1) on _________ in any year commencing with the year _________ and ending with the year _________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ______________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ________, ___%, and if redeemed] during the 12-month period beginning ___________________ of the years indicated,

                           REDEMPTION                                REDEMPTION
        YEAR                  PRICE                  YEAR               PRICE
        ----                  -----                  ----               -----















and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments the payment dates for which are on or prior to such Redemption Date will be payable to the holders of such Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on _____________ in any year commencing with the year ________ and ending with the year _________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ___________ of the years indicated,





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                          Redemption Price                Redemption Price For
                           For Redemption                 Redemption Otherwise
                          Through Operation              Than Through Operation
      Year               of the Sinking Fund               of the Sinking Fund
      ----               -------------------               -------------------












and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments the payment dates for which are on or prior to such Redemption Date will be payable to the holders of such Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [Notwithstanding the foregoing, the Company may not, prior to ________, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

         [The sinking fund for this series provides for the redemption on ________ in each year beginning with the year ________ and ending with the year
_________ of [not less than] $__________ [("mandatory sinking fund") and not more than $________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the [inverse] order in which they become due].]

         [If the Security is subject to redemption, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.]

         [If the Security is not subject to redemption, insert -- The Securities of this series are not redeemable in whole or in part at any time prior to maturity.]

         [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

         [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment





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of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of Securities of this series upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of 66 2/3% in principal amount of the Securities at the time outstanding of all series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the holders of not less than 25% in principal amount of the outstanding Securities of this series shall have made written request, and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of and premium (if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the holder surrendering the same. [If the Security is subject to redemption, insert -- In the event of any redemption at the option of the Company, the Trustee shall not be required to (i) register the transfer of or exchange Securities of this series during a period of 15 days next preceding the mailing of the notice of any redemption, or (ii) register the transfer of or exchange any Security so selected for redemption, except, in the case of any redemption in part, the portion of any Security not to be redeemed.]

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.





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         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                      ___________________________________





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

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                 TEN COM         - as tenants in common

                 TEN ENT         - as tenants by the entireties

                 JT TEN          - as joint tenants with right of survivorship
                                            and not as tenants in common

                 UNIF GIFT MIN ACT  - ______________________ Custodian ____________________
                                           (Custodian)                       (Minor)

                                      Under Uniform Gifts to Minor Act (___________________________)
                                                                                  (State)

Additional abbreviations may also be used though not in the above list.

                        _______________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
    (Please insert Social Security or other identifying number of assignee)

________________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________


________________________________________________________________________________


the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:__________________                 X__________________________________________________________________________
                                         NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.





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